SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 4, 2005

GTREX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer ID Number)

65 Enterprise, Aliso Viejo, CA 92656
(Address of principal executive offices)

Registrant's telephone number, including area code: 949-330-7140

N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 4, 2005, the Board of Directors appointed Mr. James Bickel to the Board of Directors. Mr. Bickel entered into an agreement with the Company, effective as of January 4, 2005. The agreement has a twelve month term, subject to renewal upon agreement of parties. Under the agreement, he is entitled to a monthly $1,000 fee for services rendered.

On January 19, 2005, the Company accepted the resignation of Ronald Lindsay from the Board of Directors. The Board of Directors then appointed Mr. Bruce Ruberg to the Board of Directors. Mr. Ruberg entered into an agreement with the Company, effective as of January 19, 2005. The agreement has a twelve month term, subject to renewal upon agreement of parties. Under the agreement, he is entitled to a monthly $1,000 fee for services rendered. The Board now consists of Christopher Berlandier, James Bickel and Bruce Ruberg.

On January 19, 2005, Christopher Berlandier, was appointed Chief Executive Officer and President. Mr. Berlandier has served as the Company's interim Chief Executive Officer and President since the resignation of Kailash Khanna in August 2004.

Christopher Berlandier, Chief Executive Officer, President and Director - Mr. Berlandier is an experienced entrepreneur in technology and system services companies. With his rich business and information technology background, over the last fifteen years, Mr. Berlandier has initiated and led to growth of several software consulting and product development companies. As founder, CEO, CTO he led the creation and development of Secure Software Inc. that provides corporations and government entities with a portable and scalable collaborative security software solution that is efficient, cost-effective and maintenance free. Mr. Berlandier was awarded Congressional Medal of merit for Small Business Contribution to the community and was appointed to the National Business Advisory Council. Mr. Berlandier studied computer science and business administration at Long Beach State University.

James Bickel, Director -  Mr. Bickel has over 40 years' experience in sales and senior management positions with manufacturing based companies: as the president of Allison Spring and Manufacturing (1968-1973), Bicor Machinery and Manufacturing (1974-1979), and Keel Corporation (1980-1986), all California based manufacturing companies of high tech metal parts and assemblies. From 1986 through 2002 Mr. Bickel served as vice president of Uniglobe USA and president of Uniglobe Midpacific assisting in building a national travel franchise system with over 900 locations and later built golf retail franchise system. Since 2002 Mr. Bickel has acted as vice president and secretary of World Health and Education Foundation and as vice chairman of MedChannel LLC, a medical device company serving radiology and surgical markets.

Bruce Ruberg, Director - Mr. Ruberg graduated from the University of Illinois at Urbana - Champaign with a B.S. in Accounting. Mr. Ruberg has over 25 years' experience as a finance executive and is the current vice president of finance and controller with Aspect Communications, a leading provider of Call Center solutions and applications located in San Jose, California. From 1999 through 2002 Mr. Ruberg served as vice president of finance and controller with Zhone Technologies, the company's primary strategy was to develop products by acquiring companies/technologies that could be brought together that combine a unique offering. In addition, his past experiences have included several management and controller positions with various distribution and communication companies. Mr. Ruberg brings a high level of management and finance skills, and will provide GTREX Capital with a wealth of experience as a director.

ITEM 9.01 Financial Statements and Exhibits
A) Financial Statements: N/A

B) Exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTREX, INC.

January 20, 2005 Date	/s/ Christopher Berlandier Christopher Berlandier, Chief Executive Officer